EXHIBIT (5)(b)
                                                                      Final 5/95
                     FIRST AMERICAN INVESTMENT FUNDS, INC.

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                                AMENDMENT NO. 5
                                       to
                                   EXHIBIT A

EFFECTIVE DATES:

Portfolio                               Effective Date
Stock Fund                              April 2, 1991
Special Equity Fund                     April 2, 1991
Fixed Income Fund                       April 2, 1991
Intermediate Government Bond Fund       April 2, 1991
Intermediate Tax Free Fund              April 2, 1991
Intermediate Term Income Fund           September 15, 1992
Equity Index Fund                       September 15, 1992
Regional Equity Fund                    September 15, 1992
Limited Term Income Fund                September 15, 1992
Balanced Fund                           September 15, 1992
Asset Allocation Fund                   September 15, 1992
Mortgage Securities Fund                September 15, 1992
Minnesota Insured Intermediate
   Tax Free Fund                        December 31, 1993
Colorado Intermediate Tax Free Fund     December 31, 1993
Emerging Growth Fund                    December 31, 1993
Technology Fund                         December 31, 1993
International Fund                      December 31, 1993
Limited Volatility Stock Fund           November 15, 1994
Equity Income Fund                      January 31, 1994
Diversified Growth Fund                 January 31, 1994
Limited Term Tax Free Income Fund       January 31, 1994
Real Estate Securities Fund             June 12, 1995

ADVISORY FEES:                                    Annual Advisory Fee
                                                   as a Percentage of
Portfolio       Average Daily Net Assets        Average Daily Net Assets

Stock Fund               On All Assets                      .70%

Special Equity           On All Assets                      .70%
Fund


Fixed Income             On All Assets                      .70%
Fund

Intermediate             On All Assets                      .70%
Government Bond
Fund

Intermediate Tax         On All Assets                      .70%
Free Fund

Intermediate Term        On All Assets                      .70%
Income Fund

Equity Index Fund        On All Assets                      .70%

Regional Equity          On All Assets                      .70%
Fund

Limited Term             On All Assets                      .70%
Income Fund

Balanced Fund            On All Assets                      .70%

Asset Allocation         On All Assets                      .70%
Fund

Mortgage Securities      On All Assets                      .70%
Fund

Minnesota Insured        On All Assets                      .70%
Intermediate Tax
Free Fund

Colorado Interme-        On All Assets                      .70%
diate Tax Free Fund

Emerging Growth          On All Assets                      .70%
Fund

Technology Fund          On All Assets                      .70%

International Fund       On All Assets                     1.25%

Limited Volatility       On All Assets                      .70%
Stock Fund

Equity Income            On All Assets                      .70%
Fund
Diversified Growth       On All Assets                      .70%
Fund

Limited Term             On All Assets                      .70%
Tax Free Income Fund

Real Estate Securites    On All Assets                      .70%
Fund